Exhibit (a)(iv)

DWS INSTITUTIONAL FUNDS

Certificate of Correction

1.	Name of Massachusetts business trust: DWS Institutional Funds

2.	Document to be corrected: “Amended and Restated Establishment and Designation of Series and Classes of Shares of Beneficial Interest, With $0.01 Par Value”

3.	The above mentioned document was filed with the Secretary of the Commonwealth on: February 5, 2010

4.
Please state the inaccuracy or defect in said document:  The redesignation of a Series of Shares of DWS Institutional Funds known as “DWS Inflation Protected Plus Fund” as “DWS Global Inflation Plus Fund was made effective prematurely on February 5, 2010.

5.
Please state the corrected version of document:  The name of the subject Series of Shares of DWS Institutional Funds shall remain “DWS Inflation Protected Plus Fund.”  Accordingly, the complete and accurate list of Series of Shares and Classes of DWS Institutional Funds, previously established and designated by unanimous act of the Board of Trustees with $0.01 par value is as follows:

Cash Management Fund                                                                            Institutional Shares
Prime Shares

Cash Reserves Fund Institutional                                                            Institutional Class

Daily Assets Fund Institutional                                                                Institutional Class

DWS Commodity Securities Fund                                                            Class A
Class B
Class C
Class S
Institutional Class

DWS EAFE® Equity Index Fund                                                               Institutional Class

DWS Equity 500 Index Fund                                                                     Class S
Institutional Class

DWS Inflation Protected Plus Fund                                                         Class A
Class B
Class C
Class S
Institutional Class

DWS U.S. Bond Index Fund                                                                      Class A
Class S
Institutional Class

SIGNED UNDER THE PENALTIES OF PERJURY, this 23rd day of February 2010.

/s/John Millette
                     Name:  John Millette
Title:  Vice President & Secretary